EXHIBIT 99

          STATEMENT PROVIDING INFORMATION ON BUSINESS PLAN AND STRATEGY

     Howtek, historically a manufacturer of high-end drum scanners for the graphic arts market, has the largest share domestically of the market for high performance drum scanners. This market, however, has declined substantially over the last few years, as increasingly powerful flatbed scanners have captured most of the high-end scanner market. In our traditional prepress markets, we expect the market for drum scanners, and Howtek's sales, will continue to decline. Outside the prepress segment, Howtek is promoting drum scanner sales into the wide format printer market, where the greater resolution of its HiResolve drums scanners permits the capture of more information about an original image. Because wide format printer output may require an original image to be enlarged many thousand percent, lack of sufficient original image data can reduce output quality and result in unacceptable image artifacts. For this reason, wide format printer operators have become a "new market" for Howtek's traditional drum scanning technologies, offsetting in part declines in traditional prepress markets.

     Over the last three years, facing diminishing returns in our traditional graphic arts business, Howtek has invested in technology and product development in the fields of medical and photographic imaging and digitization. Our objective has been to exploit our mature business manufacturing digitizers for graphic arts applications to support entry into newer and far larger annual markets based on conversion, or digitization, of photographic and medical images into electronic form. In doing so, the Company has evolved a business model, applied in both photographic and medical segments, which we believe can use digitizing devices ("scanners") manufactured by Howtek as leverage to create and secure recurring consumables and related internet-based business opportunities, in narrowly defined vertical market segments.

     In support of our shift in focus to photo processing and medical markets, the Company has (1) updated products lines, introducing industry-leading products in medical and photo processing/Internet markets, (2) migrated from in-house manufacture to outsourcing to more effectively utilize outside engineering, development, and manufacturing resources, (3) substantially reduced personnel and overhead, (4) implemented an OEM and large scale systems integrator marketing and sales strategy for primary digitizer markets, while segmenting and reserving otherwise underserved small business markets for direct sales by Howtek, and (5) created an integrated direct sales and marketing capability which we believe is applicable to our new markets.

                               FOTOFUNNEL BUSINESS

MARKET

     Digital and web-based photo services promise to fundamentally change the way we process, enhance, distribute and use consumer photographs. No less than the emergence of amateur photography fostered by George Eastman's Brownie camera, or by the emergence of immediate on-site photo processing, web-based photo services may represent a revolution in consumer photography. The promise of a digital photographic solution that is simply better than traditional photography drives not just digital camera manufacturers and users - it also fundamentally alters and expands the demands and expectations of users of traditional cameras and films.

     Online imaging is projected by Advertising Age to reach $3.3 billion in revenues by 2002. Industry estimates project revenues of $5 billion by 2004. Sharing and use of digital images on the Internet, on web sites or by e-mail, are among the fastest growing web activities, second only to ordinary e-mail. This demand for digital images and services drives demand for Howtek's photo scanning products, related consumables and services.

     Traditional photos are processed at over 25,000 photo lab and photofinisher locations. The principal market for Howtek's FotoFunnel products is an estimated 18,000 - 20,000 small, "one-hour" photo finishers, typically located in high traffic retail locations. Approximately 60% of this market is in the United States. Processing an average of from 12 to 70 rolls of film per day, on site, these photo labs currently have difficulty justifying the cost of conversion to digital processing technologies. This conversion, however, is increasingly requested by consumers and may be required to address the digital products and services offered by competitors.

     The FotoFunnel system may also provide a larger group of retailers outside the current photographic market with an opportunity to add new products and services to build up customer traffic and incremental business, by offering to digitize existing photos for consumers with "shoeboxes" of old photo prints. The FotoFunnel can quickly and inexpensively convert those old photos into digital form, giving them new life in a range of uses, from electronic albums to images in correspondence, reports and email, to images on coffee mugs, shirts and gifts.


FOTOFUNNEL SCANNER

     Howtek's FotoFunnel is a compact, automatic batch-feeding scanner designed to quickly digitize either just developed prints or the proverbial shoebox of memories, and write (or "burn") these images to a CD or to the Internet. The scanner will accommodate up to 70 prints in the feed tray and feed most size prints from 2 inches by 2 inches up to a 5-inch by 7 inch. Photo prints are put in an input tray and the scan process is started. From this point the system takes over, scanning the photographs at a resolution of up to 600 dpi and with a color depth of up to 36 bits. The system recognizes and skips duplicates. Scanning speed, gentle print feeding, and a design that avoids glass and mirrors (which can create maintenance problems and distortions) are among the competitive advantages we see for the FotoFunnel scanner.


SALES & Marketing

     The Company's FotoFunnel sales and marketing strategy includes four elements:

     First, FotoFunnel Batch Scanners are offered, directly and through resale channels, to photofinishers and other photo retailers seeking to meet the increasing demand among amateur photographers for digital images from original rolls of film or existing photographic prints. We expect that larger photo retailer chains and customers will typically purchase through our OEMs and resellers, while smaller photo finishers and non-photo retailers may purchase from Howtek directly.

     As a result of targeted marketing and demonstration of the FotoFunnel scanner at recent trade shows in Europe and the United States, FotoFunnel scanners are under current evaluation by key OEMS, including major mini-lab manufacturers, and by selected international distributors. The FotoFunnel has already been adopted for resale and is being actively promoted by Telepix Imaging (a subsidiary of Gretag Imaging, the largest manufacturer of photo processing equipment in the world), and for distribution by Southern Photo and Silver Systems in the United States. We anticipate additional OEM and international distribution agreements during the fourth quarter. The FotoFunnel scanner is offered at a suggested retail price of $4,995. Discounts are made available to resellers and OEMs.

     As a second element of our marketing strategy, FotoFunnel Imaging Workstations will be offered directly by Howtek to smaller and independent photofinishers and other photo retailers seeking a cost-effective means of offering digital processing, web-based image services and e-commerce to their customers, and to compete with larger photo retail and photo finishing businesses able to develop and sustain their own web-business infrastructures and models. Howtek FotoFunnel workstations, available during the fourth quarter of 2000, will be priced from $5,995, with discounts available to resellers.

     A third, critical element of our FotoFunnel marketing strategy is to create and secure a consumables revenue stream by distinguishing and differentiating co-branded Howtek CD's for sale by Howtek to FotoFunnel-equipped photo retailers and by these photo retailers to their customers. To enhance their value to the consumer, Howtek's CD's provide photo viewing, organizing and presentation tools and utilities. Also loaded on the CDs will be a promotional software program called "TryIt" software, which permits the consumer using the diskette to activate or download a variety of software programs for a small fee, which is shared between the software provider, Howtek and the retailer. To further enhance their value to the photo retailer, the Howtek CD's offer co-branding and Internet links which provide continuing incremental revenue to the retailer when the customer takes advantage of CD-based offers for photo products. Beginning in the fourth quarter of 2000, Howtek expects to offer CDs at a per-disk cost of approximately $1.35 each, maintaining a small premium over the cost of blank high-quality CDs.

     Finally, by the second quarter of 2001, we intend to offer targeted Internet based services, secured through third parties, to FotoFunnel retail users and their consumer customers. Through this web portal, consumers will be able to access and order a variety of digital products, including reprints, enlargements and a growing selection of photo-oriented items and gifts. Internet generated revenue is shared with the retailer, providing an incentive to encourage consumer e-commerce and securing for the retailer otherwise unavailable incremental revenue. Based on current negotiations with prospective Internet providers, we anticipate Howtek can provide this service free to retailers, and with limited capital investment. We anticipate third party service providers will be compensated instead by a percentage of internet-derived revenue and gross profits.

     Marketing the FotoFunnel to retailers is based on a simple cash and investment return analysis, which we believe can demonstrate a payback to FotoFunnel purchasers in as little as three months of operation. Our marketing message to retailers is "Simply Profitable(TM)". Underlying sale of FotoFunnel consumables and (subsequently) Internet-commerce is a more extensive point of sale marketing program Howtek is developing to encourage and support consumer purchase of FotoFunnel-created CDs, generating sales and profits for the retailer and for Howtek.

     Our consumer marketing program is based on a remarkably simple premise - when consumers buy photo processing and images on Howtek CDs, we believe that consumer is buying smiles. These are the smiles we get when looking over pictures and recalling the good times they reflect, and the smiles we share when those pictures are circulated. People invest time, effort and money in photographing, developing and circulating prints because of the enjoyment - the smiles - that result.

     Howtek's FotoFunnel, in the hands of the photo retailer, provides the consumer with more smiles. More smiles because it is easier to view, organize and share images. More smiles because the digital image is immediately available, presented on computer as a show, presentation, screen saver and more, while the average photo print is looked at for minutes and stored away from years. More smiles because there is a reason to pull out and bring back to life the shoeboxes of old prints that contain some irreplaceable memories and images.

     Our key campaign point, therefore, is "Share the Smiles". This title defines the CD the consumer is asked to purchase (a "Share the Smiles" CD from Howtek), and the web site through which the consumer can mount and share photos and purchase photo related products (ShareTheSmiles.com). The title also defines the "Share the Smiles" advertising and marketing campaign prepared by Howtek for the dealer to use at point of sale. We have secured domain names, trademarks and service marks underlying this approach. Our target is to have the point of purchase program produced and available by the end of the fourth quarter.


COMPETITION

     Competition exists from products that digitize the strip of photo negatives created when processing new rolls of film, and from products using generic, flatbed scanners manufactured for general office use. Today, there are several companies offering negative film scanning systems including Digital Now, Pakon and PictureVision. These systems are fast (they can digitize a roll of film in about 4 minutes). However, they are expensive and cost $12,000 or more to acquire. They also require some operator training to ensure image quality and proper operation. Management and correction of colors in the conversion from a photo negative to a positive digital and printed image can be complicated and is subject to errors. Finally, these systems are unable to work with existing prints and cannot serve the "shoebox" market of customers seeking to digitize pictures that were developed previously. Howtek competes with these systems on price and convenience. Recognizing these factors, certain vendors of these systems have expressed interest in offering Howtek FotoFunnel scanners in addition to their current products.

     Comparatively inexpensive office flatbed scanners, available from a wide range of manufacturers, can also be used to digitize existing photo prints. Kodak has offered a flatbed scanner integrated into a retail kiosk to permit one-at-a-time digitizing and editing of particularly important images with some success. This service is expensive to the consumer, however (approximately $8 per image) and the labor requirements involved in using a standard flatbed scanner in a conventional photo lab's workflow make this an impractical solution in most cases. Kodak's subsidiary, PictureVision, offers a Fujitsu office scanner, incorporating an automatic document feed mechanism. The longevity and durability of an office scanner in the rigorous commercial photo lab environment have yet to be proven. Moreover, flatbed scanners with glass platens may demonstrate imaging artifacts when used to scan matte or pebble finish original images. The FotoFunnel competes with such products on the basis of price, greater image quality, reduced space requirement and gentle, reliable print feed design.


                           MEDICAL DIGITIZER BUSINESS

MARKET

     It has been over a hundred years since Dr. Roentgen placed his hand under an X-ray source, exposing the film. After developing the film he saw the first view of the inside of the human body and realized that X-rays would prove to be the most useful diagnostic tool. In 1999, 270 million X-ray exams were performed in the United States. With an average of 4 films per study, an estimated 1 billion films make X-ray the most prevalent diagnostic tool in medicine. Correspondingly, Howtek's MultiRad X-ray and radiographic film digitizers play a significant role in three distinct medical applications: computer aided diagnosis of breast cancer, Teleradiology/Picture Archiving & Communication
(PACS), and patient record storage.

     Computer aided diagnosis is used to provide physicians with support in detecting breast cancer at an early stage. Howtek's mammography customers have now begun marketing their systems, (including MulitRAD digitizers) internationally, while seeking FDA clearance for US sales during 2001. This market is forecast to grow from under 100 units per year in 1999 to reach 2-3,000 units per year by 2004. Related markets providing support in the area of Bone Densitometry, may add a total of 2-3,000 units per year by 2007.

     Teleradiology is the practice of transmitting images for analysis, consultation or diagnostic interpretation to another location. The Telemedicine industry has doubled worldwide from $6.8 billion in 1997 to $13.8 billion in 1998, and is forecast to grow 40% annually over the next 10 years. By 2010, it is estimated that up to 15% of all healthcare services worldwide may be provided by Telemedicine. Growth in the related PACS market is expected to reach 7 to 10 percent per year for the next five years.


MULTIRAD TECHNOLOGY AND PRODUCTS

     The MultiRad film digitizer product line currently includes two products. The MultiRad 850 product, a high-resolution digitizer that is uniquely positioned to serve an increasing market for computer-aided mammography. The high resolution MultiRad 850, priced at $18,995, has recently been chosen by Massachusetts General Hospital for use in the US National Mammography Study, and by three major computer aided mammography developers. The lower resolution MultiRad 450, priced at $15,995, is aimed at Teleradiology and archiving applications.

     Howtek plans to introduce two new film digitizer products during the fourth quarter, replacing current product offerings. The new MultiRad 860 and MultiRad 460 reflect improvements in film feeding and optical performance made this year. The family optical density dynamic range has been extended to a record setting
3.85 OD. The film feeder has been increased to allow 60 sheets of film in one single batch.

     In the Howtek digitizers, 56 individual, high-output LEDs transmit light through the radiological film, using a very high quality lens and imaging system to focus transmitted light on a sensitive 8000 element CCD detector. Generated light is nearly monochromatic at a wavelength of approximately 670 nanometers
(nm). This red wavelength is matched to the peak sensitivity of the CCD camera, contributing to high signal strength, which results in improved dynamic range and image quality. Howtek digitizers are less expensive to buy and maintain than competitive laser-based film digitizers. At the same time, Howtek's solid state Red LED illumination system offers improved image quality and operator productivity when compared with alternative fluorescent film digitizers.

     To promote digitizer sales and (as in our FotoFunnel business) to create a continuing source of proprietary consumables revenues, Howtek plans to add a new "FilmFunnel" medical scanning and CD-burning system, based on a MultiRad digitizer, during the first quarter of 2001. This will include of a modular workstation that will digitize radiographic films, and store them on proprietary compact disk or other media. Images will be stored on the CD in the complex DICOM 3.0 medical image format standard, permitting viewing by every computer and viewer supporting this standard. The CD will be unique in that it also contains an integrated viewer, created for Howtek by a third party under license, which permits the images on the CD to be viewed and saved on systems which do not support the DICOM standard. The CD may later carry a web link to download upgrades to the viewer, cross view images on the Web server and conference with other parties who also have access to the viewer.

     Initial suggested retail pricing for a turnkey FilmFunnel solution is expected to be under $25,000, with discounts available to resellers. This is 30-70% lower than comparable existing entry-level CD creation solutions. CDs are expected to be priced at $8 each in small volumes and $5 each in high volume. A patient will pay the same price for their entire record on a CD as they would have paid for one duplicate film, with overall costs reduced for the hospital or site generating the copy.


SALES AND MARKETING

     Howtek is a leading supplier of digitizers for medical film images and has established a reputation for delivering high-quality, cost-effective products establishing a new standard for image quality. The

Company intends to build on its initial success by exploiting key strategic developmental and distribution relations to increase geographic distribution and market share in computer-aided mammography and telemedicine/PACS markets. The Company's marketing and sales strategy includes the following key elements.
First, a continuing priority is to develop and expand our Computer-aided Diagnosis of Breast Cancer segment. The Company's MultiRad digitizer has already been selected for inclusion in Computer based diagnostic support systems for Mammography by technology and market leaders CadX, Scanis and Medizeus; both CadX and Scanis have now released their systems internationally, pending FDA approval for general sales and marketing within the United States.

Secondly, we are working to exploit the price/performance advantage we believe Howtek MultiRad digitizers enjoy over the Lumisys laser-illuminated film digitizer, previously the digitizer market leader. Recent adoption of the Company's MultiRad(TM) medical film digitizer, for resale, by medical imaging market leaders GE Medical Systems, Konica, Toshiba, and Imation (Hong Kong) indicate progress in this effort.

Thirdly, we are working to build on the credibility and market momentum created through the adoption of MultiRad digitizers by these market leaders. We have been working with each of them to train sales personnel, provide marketing and sales support and define and implement effective reseller sales programs. Regular sales to and through such resellers are now growing, and we expect they will continue to increase.

Finally, our new FilmFunnel and related CD-based consumables will be promoted to larger customers through our MultiRad OEMS and resellers, and to smaller or otherwise more distributed customers through Howtek's direct sales efforts. We believe this represents a significant new opportunity for the Company, and is a good complement to our evolving FotoFunnel and related consumables business priorities.


COMPETITION

     Howtek's principal competition for high quality medical digitizing markets is the "first generation" LumiScan(TM) digitizer from Lumisys Corporation (NASDAQ: LUMI). Since 1990, Lumisys digitizers, using a monochromatic laser illumination source, have been considered the quality standard in medical image digitizers. In the Computer-aided diagnosis and teleradiology/PACS markets, Lumisys digitizers have enjoyed an overwhelming market share. As described more fully below, however, the technology employed by the Lumisys devices has several inherent weaknesses. Because Lumisys' laser technology requires manufacturing costs greater than those of Howtek's newer generation technology products, Lumisys products are expensive to acquire. This technology is also comparatively delicate, and expensive to maintain. With the introduction of the Howtek MultiRad digitizer, offering image quality comparable to the Lumisys system at prices as from 20% to 50% lower, Lumisys has been under increasing pressure in the market. Recently, in filings with the SEC, Lumisys indicated it was reducing its emphasis on the laser digitizer market in favor of other markets. Howtek believes the market position and share previously enjoyed by Lumisys is vulnerable and available.

     Vidar  Corporation,  a privately  held  subsidiary of a Swedish  firm,  has historically held the second greatest overall market share in medical digitizers, as a result of Vidar's dominance in the lower quality and most price sensitive therapy and oncology treatment planning segment. Vidar digitizers might be considered a second generation of medical film digitizers (with Lumisys laser illuminated digitizers as the first generation). Vidar devices use a fluorescent light source to illuminate an image, capturing image information with a charge-coupled device (CCD). Offering a lower cost alternative to laser illuminated digitizers, (comparable in price to Howtek's products) the Vidar products offer lower image quality than the Lumisys or the Howtek products. Vidar's most recent announcement of the Sierra Film Digitizer, priced under $10,000 reinforces Vidar's position in the low end market entry niche. Although it is substantially slower and less productive than Vidar's own high end or Lumisys or Howtek, the Sierra will pull low end sales that are based purely on price. Howtek believes its digitizers have a significantly greater dynamic range - and therefore a significantly greater ability to distinguish meaningful information within seemingly dark areas of the radiological films - than Vidar devices.


RISK FACTORS

     There are enormous uncertainties and risks associated with Howtek's business strategy, as there are with many other new and ambitious business plans. Our future operating results will depend, among other factors, on our ability to continue to increase our sales significantly, on retaining our current key employees and on attracting additional qualified personnel. Risk factors include, but are not limited to, our history of significant operating losses, intense competition in all of our product lines, and the timely availability of sufficient quantities of parts, materials and components which are in some cases available from sole sources or a limited number of suppliers.

FURTHER INFORMATION. Further information on Howtek's business and operations will be found regularly in our quarterly and annual reports to the Securities Exchange Commission, and in quarterly earnings releases. We may not provide updates to this explanation of strategy even if the strategy should change, our performance should fall short of or exceed expectations discussed here, or we find we are unable to achieve any or all of the goals, objectives or results discussed. The "Safe Harbor" statement set forth below should be considered carefully by all readers.

     "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Certain statements contained in this News Release constitute
"forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the risks of uncertainty of patent protection, the impact of supply and manufacturing constraints or difficulties, product market acceptance, possible technological obsolescence, increased competition, customer concentration and other risks detailed in the Company's other filings with the Securities and Exchange Commission. The words "believe", "demonstrate", "intend", "expect", "estimate", "anticipate", "likely", and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. The Company is under no obligation to provide any updates to any information contained in this release.